"THE MALLARD FUND, INC."
"Investments / September 30, 2001 (unaudited)"
(Showing Percentage of Total Value of Net Assets)
_____________________________________________________

                                 shares                  Value
COMMON STOCK -   0.2%

"Arqule, Inc."			"12,439"		$"129,988"
CheckFree Corporation		"2,113"			"35,858"
Corvis Corporation		"54,014"		"82,101"
Integrated Circuit Systems	"3,430"			"43,835"
Lucent Technologies		"4,836"			"27,710"
"New Focus, Inc."		"19,800"		"63,954"
"Wireless Facilities, Inc."	"7,438"			"33,248"

	"TOTAL COMMON STOCK (COST $436,976) "	$	"416,694"

"MUTUAL FUNDS 36.7%"

American Funds - EuroPacfic Growth Fund	   "333,328"	$"8,383,211"
"CI Emerging Markets Growth Fund, Inc. (a) "340,099"	"12,311,573"
Morgan Stanley Emerging Markets Portfolio  "1,004,163"	"8,475,138"
Vanguard Extended Market Index		"248,238"	"4,845,599"
Vanguard Institutional Index 		"363,471"	"34,577,042"

	"TOTAL MUTUAL FUNDS (COST $105,442,195)"	$"68,592,563"

"LIMITED PARTNERSHIPS 66.8%(b)"

"Accel Internet Fund III, L.P."				$"736,249"
"Accel VIII, L.P."					"329,833"
Accel-Europe L.P.					"82,240"
"Accel-KKR Company, L.L.C."				"887,847"
"Adams Capital Management II, L.P."			"742,863"
"Adams Capital Management III, L.P."			"437,226"
Alloy Corporate 2000					"742,423"
"Alloy Ventures 98, L.P."				"5,026,642"
"Archstone Opportunities Fund, LP"			"4,938,848"
"Atlas Venture Fund IV, L.P."				"1,973,668"
"Atlas Venture Fund V, L.P."				"658,737"
"Atlas Venture Fund VI, LP"				"28,643"
"Audax Private Equity Fund, L.P."			"1,067,417"
"Austin Ventures VII, L.P."				"1,486,936"
"Austin Ventures VIII, L.P."				"158,914"
"Bain Capital Fund VI, L.P. "				"1,293,395"
"Bain Capital Fund VII, L.P. "				"534,076"
Bain Capital VI Coinvestment Fund L.P.			"1,216,378"
"Battery Ventures VI, L.P."				"225,453"
"BC European Capital VI, L.P."				"1,603,263"
"Berkshire Fund V, L..P."				"871,094"
"Blackstone Capital Partners III Merchant Banking Fund, L.P.""3,310,060"
"Bowman Offshore Founders Fund, L.P."			"2,523,431"
"Bowman Capital Founders Institutional Fund, L.P."	"1,025,140"
"Brookside Capital Partners Fund, L.P."			"416,490"
"Carlyle Asia Partners, L.P."				"1,335,187"
"Centennial Fund VI, L.P."				"1,349,433"
"CIBC Oppenheimer Emerging Markets Liquidating Fund, L.L.C. (c)""7,866"
Code Hennessy & Simmons					"851,916"
"ComVentures IV, LP"					"1,097,581"
"ComVentures V, LP"					"317,894"
"Delphi Ventures IV, L.P."				"4,977,062"



(Continued)
"THE MALLARD FUND, INC."
"Investments / September 30, 2001 (unaudited)"
(Showing Percentage of Total Value of Net Assets)
"      Limited Partnerships, continued"
______________________________________________________________________

				           		Value

"Doughty Hanson & Co. III, L.P."			$"1,418,849"
"Hicks, Muse, Tate & Furst Equity Fund IV, L.P."	"2,959,690"
Highfields Capital Ltd.					"10,246,000"
Hummer Winblad Venture Partners IV			"640,417"
Hummer Winblad Venture Partners V			"168,734"
"Insight Capital Partners Cayman III, L.P."		"1,070,722"
"Insight Capital Partners IV, L.P."			"308,477"
"J. H. Whitney Equity Partners III, L.P."		"2,086,307"
"J. H. Whitney IV, L.P."				"2,263,860"
"J. H. Whitney V, L.P."					"232,064"
"J. H. Whitney Mezzanine Fund, L.P."			"1,149,925"
"J. W. Childs Equity Partners II, L.P."			"1,730,065"
Knightsbridge Integrated IV				"1,846,252"
Knightsbridge Integrated V				"1,022,092"
"Knightsbridge Post Venture IV, L.P."			"553,549"
"Lone Redwood, L.P."					"11,174,672"
"Maverick Fund USA, Ltd."				"6,946,990"
"Menlo Ventures IX, L.P."				"163,943"
Meritech Capital Partners				"1,690,601"
Meritech Capital Partners II				"248,041"
"ML Silver Lake Special Trust"  			"1,658,782"
"Mohr, Davidow Ventures VI, L.P."			"563,814"
Morgenthaler Venture Partners V				"2,808,671"
Morgenthaler Partners VI				"817,590"
"North Bridge Venture Partners V, LP"			"97,290"
Oak Investment Partners IX				"342,905"
"Andor Technology Perennial Fund, LP"			"12,267,181"
"Redpoint Ventures I, L.P."				"1,436,481"
"Redpoint Ventures II, L.P."				"532,828"
"Sankaty High Yield Partners, L.P. "			"453,790"
Sevin Rosen Fund VI L.P.  				"533,526"
"Sevin Rosen Fund VII, L.P."				"1,037,412"
"Sevin Rosen Fund VIII, L.P."				"216,678"
"Spectrum Equity Investors III, L.P."			"1,360,730"
"Spectrum Equity Investors IV, L.P."			"484,825"
"Summit Accelerator Fund, L.P."				"148,817"
"Summit Ventures V, L.P."				"1,445,040"
"Summit Ventures VI, L.P."				"189,360"
"T/A Atlantic & Pacific IV, L.P."			"1,840,873"
"TCV III (Q), L.P."					"1,503,782"
"TCV IV, L.P."						"1,593,681"
"The Varde Fund IV-A, L.P."				"360,025"
"Thomas H Lee Equity Fund V, LP"			"112,038"
Tiger Management					"62,579"
"Weston Presidio Capital III, L.P."			"1,398,914"
"Weston Presidio Capital IV, L.P."			"201,776"
"Worldview Technology Partners III, L.P."		"605,300"
"Worldview Technology Partners IV, L.P."		"389,441"

	"TOTAL LIMITED PARTNERSHIPS (COST $116,704,575)"$"124,639,584"

"(Continued)"
"THE MALLARD FUND, INC.	"
"Investments / September 30, 2001 (unaudited)"
"(Showing Percentage of Total Value of Net Assets)"
"Limited Partnerships,Continued"
                           Shares			Value
FUND OF FUNDS 1.7% (b)
"Knightsbridge Integrated Holdings III-Limited  (COST $2,699,130)"
                                 "3,000"		$"3,187,500"

"TOTAL INVESTMENTS  (COST $225,282,875)*  --  105.4%"	$"196,836,341"

"OTHER ASSETS AND LIABILITIES, NET  --  (5.4)%"		"(10,120,863)"

NET ASSETS  -  100.00%					$"186,715,478"



"*Cost for federal income tax purposes at September 30, 2001 has not been determined due to the Fund not "
having received tax information on all of the Funds investments in limited partnerships.

(a) Closed-end investment company and restricted security.
(b) See Note 8.
(c) Non-restricted security.

The accompanying notes are an integral part of the financial statements.


			"The Mallard Fund, Inc."

	       Statement of Assets and Liabilities
	"as of September 30, 2001"
				(unaudited)



Assets:

"Investments, at value (Cost $225,282,875) (Note 2)  "$"196,836,341"
Cash                                                   "171,613"
Interest Receivable						0
Receivable for Capital Stock Sold			"66,294"
Receivable for Investments Sold					0

Total Assets                                            "197,074,248"


Liabilities:

Bank loan						"10,166,458"
Other accrued expenses                                  "192,313"

Total Liabilities					"10,358,770"

Commitments (Note 8)

Net Assets					$	"186,715,478"

Net Assets consist of:

"Common Stock, $0.001 par value"
"     Authorized 100,000,000 shares; 12,286,857 shares"
     issued and outstanding                              $"12,287"
Paid-in capital		 				"203,387,462"
Contributed capital					"21,218,812"
Undistributed net investment income  			"(6,765,369)"
Accumulated net realized gain/(loss) on investments	"(2,691,180)"
Net unrealized depreciation on investments		"(28,446,534)"


	Net Assets					$"186,715,478"

Net Asset Value Per Share
	"($186,715,478 / 12,286,857 shares of common stock)"$15.20



The accompanying notes are an integral part of the financial statements.

          "The Mallard Fund, Inc."
"For the period April 1, 2001 thru September 30, 2001"
	Statement of Operations
	"as of September 30, 2001"
		(unaudited)



INVESTMENT INCOME

Income:

   Interest Income					$"22,291"
   Dividend Income 					"1,463,477"

  Total Income					 	"1,485,768"

Expenses:

	Investment consulting fees (Note 4)		"1,621"
	Investment management fees			"54,005"
	Administration fee (Note 4)			"35,165"
	Custodian fees (Note 4)				"6,980"
	Legal fees					"89,341"
	Audit fees					"16,953"
	Directors fees and expenses			"7,500"
	Insurance					"1,318"
	Interest on bank loan				"180,842"
	Miscellaneous expenses  			"6,345"

	      Total Expenses      			"400,070"

NET INVESTMENT INCOME					"1,085,698"

Net realized gain/(loss) on investments during the period"2,407,153 " Net unrealized depreciation of investments during the period"(26,907,739)"

Net realized and unrealized gain/(loss) on investments  "(24,500,586)"

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS   	$"(23,414,888)"


The accompanying notes are an integral part of the financial statements.

"              The Mallard Fund, Inc."
"For the period April 1, 2001 thru September 30, 2001"
       Statement of Changes in Net Assets
		(unaudited)
				Period Ended		Year ended
	 			"September 30, 2001"	"March 31, 2001"
INCREASE (DECREASE) IN NET ASSETS:

Operations:

Net investment income		$	"1,085,698 "	$"8,624,712 "
Net realized (loss) gain on investments	"2,407,153 "	"(5,147,667)"
Net increase in unrealized
         (depreciation)of investments	"(26,972,284)"	"(63,347,118)"

Net (decrease) increase in net assets resulting
from operations				"(23,479,433)"	"(59,870,073)"

Distributions to Shareholders from:

Net investment income				-	 "(7,851,066)"
In excess of net investment income		-		-

Total Distributions to Shareholders		0 	"(7,851,066)"

Capital Transactions:

Capital Contributions				-		-
"     Proceeds from CRUT II purchase of 31,000 shares  "-"674,880 "
"     Proceeds from CRUT II purchase of 42,614 shares  "-"930,242 "
"     Proceeds from CRAT purchase of 7,333 shares"	-"146,000 "
     Proceeds from CRUT I purchase of 52 shares		-"1,035 "
"     Proceeds from CRUT II purchase of 182,690 shares"	-"3,637,367 "
"     Proceeds from CRUT I purchase of 49,571 shares "	-"986,968 "
     Proceeds from CRUT II contribution			-62
"  Proceeds from 62,117 shares of common stock reinvested"-"1,248,566"
"     Proceeds from CRUT II purchase of 24,377 shares  ""418,778 "-
"     Proceeds from CRAT purchase of 3,193 shares"	"54,856 "-

Net increase in net assets from Fund share
                            transactions	"473,634""7,625,120 "

NET ASSETS:

Beginning of Period			"209,721,277 "	"269,817,296 "

"     End of Period, (including undistributed net investment income
                             of ""$186,715,478 "	"$209,721,277 "
      $773,646 in FYE 2001)"


The accompanying notes are an integral part of the financial statements.



	"The Mallard Fund, Inc."
"For the period April 1, 2001 thru September 30, 2001"
	Statement of Cash Flows
"      as of September 30, 2001"
		(unaudited)


INCREASE (DECREASE) IN CASH FROM:

Operating Activities

Net increase in net assets resulting from operations	$"(23,479,433)"

Adjustments:
     Increase in other accrued expenses		"52,527 "
     Decrease in Receivables			"369,458 "

Net realized and unrealized gain on investments	"24,500,586 "
Purchases of portfolio investments 		"(16,954,370)"
Proceeds from disposition of portfolio investments"10,532,321 "
Investment paydowns			"1,395,475 "

Net increase in cash from operating activities 	"(3,583,437)"


Financing Activities

     Decrease in Bank loan			"3,274,205 "
     Proceeds from issuance of Common Stock	"473,634 "
     Dividends Paid			0

Net decrease in cash from financing activities	"3,747,839 "

Net increase in cash 			"164,403 "
Cash at beginning of year			"7,211 "

Cash at end of period			"171,613 "

Supplemental cash flow information:
     Cash paid for interest		$"181,145 "

Unrealized appreciation on investments	$"26,907,739 "


The accompanying notes are an integral part of the financial statements.

"THE MALLARD FUND, INC."
Financial Highlights
For a share outstanding throughout each period.
(unaudited)
For the Period	For the Year	For the YearFor the YearFor the Period
"4/1/2001 to"	"4/1/2000 to"	"4/1/1999 to""4/1/1998 to""5/30/977# to"
"9/30/2001"	"3/31/2001"	"3/31/2000""3/31/99"       3/31/98"

Net Asset Value- Beginning of Period
$17.11		$22.70		$11.52		$16.75		$19.97**

Investment Operations:

Net investment income
0.08 		0.72 		0.44 		0.09		0.97
Net realized and unrealized gain on investments
(1.99)		(5.66)		13.54 		(2.55)		(0.59)
Total from investment operations
(1.91)		(4.94)		13.98 		(2.46)		0.38

Distributions:

From net investment income
0.00 		(0.65)		(0.44)		(0.09)		(0.97)
In excess of net investment income
0.00 		0.00 		(2.36)		(2.68)		(0.05)
In excess of realized gain
0.00 		0.00 		0.00 		0.00 		(0.54)
Return of capital
0.00 		0.00 		0.00 		0.00 		(2.04)
Total Distributions
0.00 		(0.65)		(2.80)		(2.77)		(3.60)

Net Asset Value- End of Period
$15.20 		$17.11 		$22.70 		$11.52		$16.75



Total Return (a)
(11.16%)	(22.16%)	148.39%	***	(12.18%) 	0.85%(b)

Ratios (to average net assets)/ Supplemental Information
Expenses (excluding interest)
0.11%		0.19%		0.25%	 	0.58%		1.06%*
Expenses (including interest)
0.20%		0.63%		0.81%		1.23%		1.95%*
Net Investment Income
0.55%		3.34%		3.10%	 	0.66%		5.05%*
Portfolio Turnover Rate
1.10%		14.26%		64.92%		26.98%		28.87%
Net Assets at end of period (000 omitted)
"$186,715"	"$209,721"	"$269,817"	"$116,820"	"$139,236 "

Number of shares outstanding at end of period
"12,286,857"	"12,259,287"	"11,883,910"	"10,140,988""8,312,636"
Amount of bank loans outstanding at end
     of the period (000 omitted)
"$10,166"	"$6,892"	"$15,582"	"$10,109" 	"$24,170"
Average amount of bank loans outstanding
     during the period (000 omitted)
"$8,244"	"$16,157"	"$15,108"	"$13,699"	"$17,713"
Amount of maximum month end bank loans
     during the period (000 omitted)
"$10,707"	"$22,467"	"$22,098"	"$24,745"	"$24,170"
Average amount of bank loans per share during the period
$0.67		$1.32		$1.41		$1.35		$2.13
Weighted average interest rate of bank loans
     during the period
4.35%		6.84%		5.74%		5.69%		6.04%


*Annualized
** Initial public offering price of $20.00 per share less offering expenses of $0.03 per share.
***  Total return affected by asset donation. (See note 7)
#     Commencement of Operations.
(a) Based on per share net asset value. Per share market price is not readily determinable since fund shares are not currently sold to the public. Total return assumes reinvestment of dividends at the most recent quarterly net asset value and does not reflect brokerage commissions or initial underwriting discounts.
(b)   Total investment return has not been annualized.


The accompanying notes are an integral part of the financial statements.


"          The Mallard Fund, Inc."
"           as of September 30, 2001"

Notes to Financial Statements  - (unaudited) continued

"8.    Restricted Securities:   Certain of the Funds investments are "
restricted as to resale and are valued at
"       the direction of the Funds Board of Directors in good faith,"
 at fair value, after taking into consideration "
"       appropriate indications of value.  The table below shows the number of shares held, the acquisition "
"       dates, fair value as of September 30, 2001, aggregate costs, percentage of net assets which the securities "
"       comprise and future capital commitments.  All information
 below, other than fair value, are unaudited."

Number	 						Future
of	AcquisitionFair Value	Cost of	Percentage of	Capital
Security
Shares	Date	at 9/30/01	InvestmentNet Assets	Commitments

"Accel Internet Fund III, L.P."
	09/30/1999"$736,249"	"$800,000"	0.39%	"$350,000"
"Accel VIII, L.P."
	05/02/2000"329,833"	"400,000"	0.18%	"1,600,000"
Accel Europe
	06/01/2001"82,240"	"100,000"	0.04%	"1,900,000"
"Accel-KKR Company, L.L.C."
	07/27/2000"887,847"	"1,000,000"	0.48%		0
"Adams Capital Management II, L.P."
	09/30/1999"742,863"	"700,000"	0.40%	"300,000"
"Adams Capital Management III, L.P."
	11/17/2000"437,226"	"495,000"	0.23%	"2,505,000"
Alloy Corporate 2000
	04/04/2000"742,423"	"750,000"	0.40%	"2,250,000"
"Alloy Ventures 98, L.P."
	12/11/1998"5,026,642"	"2,648,584"	2.69%	"150,000"
"Archstone Opportunities Fund, LP"
	07/03/2001"4,938,848"	"5,000,000"	2.65%	---
"Atlas Venture Fund IV, L.P."
	03/31/2000"1,973,668"	"2,332,843"	1.06%	"646,275"
"Atlas Venture Fund V, L.P."
	02/07/2000"658,737"	"1,111,440"	0.35%	"888,560"
"Atlas Venture Fund VI, LP"
	08/01/2001"28,643"	"35,977"	0.02%	"1,964,023"
"Audax Private Equity Fund, L.P."
	01/10/2000"1,067,417"	"1,200,683"	0.57%	"3,799,317"
"Austin Ventures VII, L.P."
	11/19/1999"1,486,936"	"1,400,001"	0.80%	"1,599,999"
"Austin Ventures VIII, L.P."
	07/13/2001"158,914"	"170,000"	0.09%	"2,830,000"
"Bain Capital Fund VI, L.P."
	06/12/1998"1,293,395"	"1,330,095"	0.69%	"120,000"
"Bain Capital Fund VII, L.P."
	07/06/2000"534,076"	"600,000"	0.29%	"2,400,000"
"Bain Capital VI Coinvestment Fund, L.P."
	12/10/1998"1,216,378"	"990,000"	0.65%	"135,000"
"Battery Ventures VI, L.P."
	07/06/2000"225,453"	"265,000"	0.12%	"735,000"
BC European Capital VI
	08/04/1998"1,603,263"	"1,628,814"	0.86%	"339,338"
"Berkshire Fund V, L.P."
	11/10/1998"871,094"	"992,429"	0.47%	"965,531"
"Blackstone Capital Partners III, L.P.
        "11/03/1997"3,310,060"	"2,948,851"	1.77%	"1,676,336"
"Bowman Offshore Founders Fund, L.P."
	12/01/1999"2,523,431"	"2,000,000"	1.35%	 ---
Bowman Cap Founders Institutional Fund
	07/01/2001"1,025,140"	"1,000,000"	0.55%	 ---
"Brookside Capital Partners Fund, L.P."
	07/31/1998"416,490"	"249,778"	0.22%	 ---
"Carlyle Asia Partners, L.P."
	03/31/2000"1,335,187"	"1,501,354"	0.72%	"1,495,168"
Centennial Fund VI
	03/31/2000"1,349,433"	"2,370,000"	0.72%	"630,000"
Code Hennessy & Simmons
	09/16/1999"851,916"	"892,500"	0.46%	"2,107,500"
"ComVentures IV, L.P."
	10/25/1999"1,097,581"	"1,300,000"	0.59%	"700,000"
"ComVentures V, L.P."
	10/16/2000"317,894"	"405,000"	0.17%	"2,595,000"
"Delphi Ventures IV, L.P."
	01/28/1998"4,977,062"	"4,842,916"	2.67%	0
"Doughty Hanson & Co. III, L.P. Number 6"
	10/31/1997"1,418,849"	"1,659,982"	0.76%	"679,840"
"Hicks, Muse, Tate & Furst Equity Fund IV
  "	02/03/1999"2,959,690"	"4,287,039"	1.59%	"283,108"
Highfields Capital Ltd.
	09/29/1998"10,246,000"	"5,000,000"	5.49%	 ---
Hummer Winblad Venture Partners IV
	09/10/1999"640,417"	"2,000,000"	0.34%	0
Hummer Winblad Venture Partners V
	09/06/2000"168,734"	"215,000"	0.09%	"785,000"
"Insight Capital Partners Cayman III, L.P."
	03/31/2000"1,070,722"	"1,686,618"	0.57%	"200,000"
"Insight Capital Partners IV, L.P."
	10/18/2000"308,477"	"360,000"	0.17%	"1,640,000"
"J. H. Whitney Equity Partners III, L.P.
        "03/12/1998"2,086,307""2,206,083"	1.12%	"42,400"
"J. H. Whitney IV, L.P."
	12/13/1999"2,263,860"	"3,273,175"	1.21%	"592,068"
"J. H. Whitney V, L.P."
	03/29/2001"232,064"	"256,206"	0.12%	"2,743,794"
"J. H. Whitney Mezzanine Fund, L.P."
	09/24/1998"1,149,925"	"897,782"	0.62%	"510,000"
"J. W. Childs Equity Partners II, L.P."
	06/26/1998"1,730,065"	"1,482,749"	0.93%	"450,640"
Knightsbridge Integrated IV
	03/31/2000"1,846,252"	"2,015,250"	0.99%	"484,750"

"          The Mallard Fund, Inc."
"        as of September 30, 2001"

Notes to Financial Statements  - (unaudited) continued

Number	 						Future
of	AcquisitionFair Value	Cost of	Percentage of	Capital
Security
Shares	Date	at 9/30/01	InvestmentNet Assets	Commitments

Knightsbridge Integrated V
	03/10/2000"1,022,092"	"1,600,000"	0.55%	"8,400,000"
"Knightsbridge Post Venture IV, L.P."
	03/31/2000"553,549"1,030,000"	0.30%	"970,000"
"Lone Redwood, L.P.  "
	12/29/1997"11,174,672"	"3,000,000"	5.98%	 ---
"Maverick Fund USA, Ltd."
	05/30/1997"6,946,990"	"3,029,037"	3.72%	 ---
"Menlo Ventures IX, L.P."
	01/03/2001"163,943"	"200,000"	0.09%	"1,800,000"
Meritech Capital Partners
	06/23/1999"1,690,601"	"3,800,107"	0.91%	"550,000"
Meritech Capital Partners II
	09/06/2000"248,041"	"300,000"	0.13%	"2,700,000"
"ML Silver Lake Special Trust	"
	09/07/1999"1,658,782"	"1,710,000"	0.89%	"1,290,000"
"Mohr, Davidow Ventures VI, L.P."
	10/18/1999"563,814"	"750,000"	0.30%	"250,000"
Morgenthaler Ventures Partners V
      	10/08/1998"2,808,671"	"2,953,967"	1.50%	0
Morgenthaler Partners VI
	03/28/2000"817,590"	"1,000,000"	0.44%	"1,000,000"
North Bridge V-A Venture Partners
	09/14/2001"97,290"	"100,000"	0.05%	"1,900,000"
Oak Investment Partners IX
	09/30/1999"342,905"	"605,560"	0.18%	"365,700"
Andor Technology Perennial Fund
    	05/03/1999"12,267,181"	"6,000,000"	6.57%	 ---
"Redpoint Ventures I, L.P."
	10/14/1999"1,436,481"	"1,400,000"	0.77%	"600,000"
"Redpoint Ventures II, L.P."
	11/07/2000"532,828"	"600,000"	0.29%	"3,400,000"
"Sankaty High Yield Partners, L.P.
        "01/12/1998"453,790	""1,143,246"	0.24%	 ---
"Sevin Rosen Fund VI, L.P."
	03/20/1998"533,526"	"681,947"	0.29%	"33,750"
"Sevin Rosen Fund VII, L.P."
	10/20/1999"1,037,412"	"1,379,310"	0.56%	"600,000"
"Sevin Rosen Fund VIII, L.P."
	10/26/2000"216,678"	"300,000"	0.12%	"2,700,000"
"Spectrum Equity Investors III, L.P."
	03/31/2000"1,360,730	"3,322,092"	0.73%	"1,325,000"
"Spectrum Equity Investors IV, L.P."
	06/27/2000"484,825"	"700,000"	0.26%	"4,300,000"
"Summit Accelerator Fund, L.P."
	11/15/1999"148,817"	"251,307"	0.08%	"245,000"
"Summit Ventures V, L.P."
	03/09/1998"1,445,040"	"1,821,197"	0.77%	"562,500"
"Summit Ventures VI, L.P."
	03/23/2001"189,360"	"200,000"	0.10%	"3,800,000"
"T/A Atlantic & Pacific IV, L.P."
	03/31/2000"1,840,873"	"2,375,000"	0.99%	"2,625,000"
TCV III (Q) L.P.
	02/11/1999"1,503,782"	"2,664,416"	0.81%		0
"TCV IV, L.P."
	12/27/1999"1,593,681"	"2,386,500"	0.85%	"2,613,500"
"The Varde Fund IV-A, L.P."
	02/28/1997"360,025"	"425,927"	0.19%	 ---
"Thomas H Lee Fund V, LP"
	05/31/2000"112,038"	"113,471"	0.06%	"2,840,868"
Tiger Management
	01/04/1999"62,579"	"83,262"	0.03%	 ---
"Weston Presidio Capital III, L.P."
	11/25/1998"1,398,914"	"1,950,000"	0.75%	"1,050,000"
"Weston Presidio Capital IV, L.P."
	06/21/2000"201,776"	"250,000"	0.11%	"1,750,000"
"Worldview Technology Partners III, L.P."
	12/17/1999"605,300"	"900,906"	0.32%	"80,000"
"Worldview Technology Partners IV, L.P."
	12/12/2000"389,441"	"450,000"	0.21%	"2,550,000"
Knightsbridge Integated
   Holdings III-Limited
"3,000"	05/30/1997"3,187,500"	"2,699,130"	1.71%	"60,000"

Totals		"$127,819,217"	"$118,977,531"	68.46%	"$93,454,965"

The Fund may incur certain costs in connection with the disposition of the above securities.